BELLSOUTH CORPORATION STOCK PLAN
                        RESTRICTED SHARES AWARD AGREEMENT


     BellSouth Corporation ("BellSouth") and _________ ("Employee"), in consideration of the mutual covenants set forth herein and for other good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, hereby agree to the terms of this Restricted Shares Award Agreement ("Agreement") as of this _____ day of ________, _____:

                  1. Award Grant. BellSouth, acting in accordance with the BellSouth Corporation Stock Plan (the "Plan"), hereby grants to Employee, and Employee hereby accepts, ______________ (______) Restricted Shares of BellSouth Corporation $1.00 par value common stock (the "Shares"), effective as of the date above. This Award is subject to the terms and conditions of this Agreement and to the further terms and conditions applicable to Restricted Shares as set forth in the Plan.

     2. Restriction Period. Employee's interest in the ________________ Shares shall vest in accordance with the following schedule:

         Vesting Date                Number of Shares

         ____________, ______        __________________ (____) Shares
         ___________, _____          an additional ____________ (____) Shares

Employee's interest in the Shares also will vest upon any earlier termination of employment by Employee with BellSouth or any Subsidiary, or any employer described in Paragraph 9 of this Agreement (also referred to herein as a "Subsidiary"), by reason of (i) death or (ii) disability, provided as a result of such disability Employee is eligible for disability benefits under the BellSouth Long Term Disability Plan or disability benefits under an alternative plan maintained by Employee's employer which BellSouth determines to be comparable to such disability benefits. In the event Employee terminates employment with BellSouth and its Subsidiaries before a vesting date described above (a "Vesting Date") for any reason other than those described above, Employee shall forfeit all of his interest in the Shares to the extent not then vested.

                  3.  Share Certificates The certificates for the Shares
(the "Certificates") shall be registered in the name of Employee. Employee, immediately upon receipt of the Certificates, shall execute with BellSouth an escrow agreement provided by BellSouth for this purpose substantially in the form attached hereto (the "Escrow Agreement") and deposit the Certificates with the escrow agent under such agreement (the "Escrow Agent") together with stock powers appropriately endorsed in blank. After Employee becomes vested in Shares on a Vesting Date, or earlier as provided in Paragraph 2 above, the Escrow Agent shall release the applicable Certificate representing the number of vested Shares to Employee (or to his beneficiary or his legal representative, if appropriate). In the event of Employee's forfeiture of Shares under Paragraph 2 above, the Escrow Agent shall release the applicable Certificate representing the number of forfeited Shares to BellSouth.

                  4. Stockholder Status. Employee shall have all of the rights of a stockholder with respect to the Shares prior to any forfeiture, including the right to vote the Shares and to receive all regular cash dividends paid with respect to the Shares, subject to terms of this Agreement, the Escrow Agreement and the Plan. Notwithstanding the above, Employee shall have no right to sell, assign, transfer, exchange or encumber or make subject to any creditor's process, whether voluntary or involuntary or by operation of law, any of his interest in Shares to the extent not then vested under Paragraph 2 above, and any attempt to do so shall be of no effect. In addition, all shares of capital stock or other securities issued with respect to or in substitution of any Shares not then vested under Paragraph 2 above, whether by BellSouth or by another issuer, any cash or other property received on account of a redemption of such Shares or with respect to such Shares upon the liquidation, sale or merger of BellSouth, and any other distributions with respect to such Shares with the exception of regular cash dividends, shall remain subject to the terms and conditions of this Agreement.

                  5. Employment and Termination. Neither the Plan, this Agreement nor the Escrow Agreement shall give Employee the right to continued employment by BellSouth or by any Subsidiary or shall adversely affect the right of any such company to terminate Employee's employment with or without cause at any time.

                  6. Securities Law Restrictions. Employee acknowledges that the Shares shall be subject to such restrictions and conditions on any resale and on any other disposition as BellSouth shall deem necessary or desirable under any applicable laws or regulations or in light of any stock exchange requirements and that the Certificates shall bear legends as determined to be appropriate by BellSouth.

                  7. Tax Withholding. BellSouth or any Subsidiary shall have the right to withhold from any payment to Employee, require payment from the Employee, or take such other action which such company deems necessary to satisfy any income or other tax withholding or reporting requirements arising from this Award of Restricted Shares, and Employee shall provide to any such company such information, and pay to it upon request such amounts, as it determines are required to comply with such requirements.

                  8. Jurisdiction and Venue. Employee consents to the jurisdiction and venue of the Superior Court of Fulton County, Georgia, and the United States District Court for the Northern District of Georgia for all purposes in connection with any suit, action, or other proceeding relating to this Agreement or the Escrow Agreement, including the enforcement of any rights under this Agreement or the Escrow Agreement and any process or notice of motion in connection with such situation or other proceeding may be serviced by certified or registered mail or personal service within or without the State of Georgia, provided a reasonable time for appearance is allowed.

                  9. Certain Employment Transfers. In the event Employee is transferred to any company or business in which BellSouth directly or indirectly owns an interest but which is not a "Subsidiary" as defined in the Plan, then Employee shall not be deemed to have terminated his employment under this Agreement until such time, if any, as Employee terminates employment with such organization and, if applicable, fails to return to BellSouth or a Subsidiary in accordance with the terms of Employee's assignment, or Employee otherwise fails to meet the terms of Employee's assignment, at which time Employee's deemed termination of employment shall be treated in the same manner as a termination of employment from BellSouth or a Subsidiary under this Agreement.

                  10.      Miscellaneous

                  (a) Employee's rights under this Agreement can be modified, suspended or canceled only in accordance with the terms of the Plan.

                  (b) This Agreement shall be subject to the applicable provisions, definitions, terms and conditions set forth in the Plan, all of which are incorporated by this reference in this Agreement and, unless defined in this Agreement, any capitalized terms in this Agreement shall have the same meaning assigned to those terms under the Plan.

                  (c) The Plan and this Agreement shall be governed by the laws of the State of Georgia.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


 BELLSOUTH CORPORATION:

 By:
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EMPLOYEE:


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[Name]